                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Regions Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

May 19, 2004


Dear Regions Shareholder,

We previously mailed to you proxy materials relating to our Annual Meeting of Shareholders to be held on June 8, 2004.

According to our latest records, we have not received your proxy vote. Regardless of the number of shares you own, your vote is important. If you haven't previously voted, please take a moment to sign, date, and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience or follow the instructions to vote electronically over the telephone or through the internet.

For the reasons set forth in the proxy statement/prospectus dated April 29, 2004, your Board of Directors unanimously recommends that Regions stockholders vote the proposals identified in the proxy statement/prospectus as follows:

     o "FOR" adoption of the agreement and plan of merger between Regions Financial Corporation and Union Planters Corporation and the transactions contemplated thereby, pursuant to which Union Planters and Regions will be merged with and into a newly formed holding company, New Regions Financial Corporation.

     o "FOR" election of four nominees for director of Regions, Margaret H. Greene, Carl E. Jones, Jr., Susan W. Matlock, and John H. Watson.

     o "FOR" ratification of the appointment of Ernst & Young LLP as Regions' independent auditors for the year 2004.

     o "FOR" adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

     o "AGAINST" the stockholder proposal regarding the required stockholder vote for election of directors.

A duplicate copy of the proxy statement/prospectus can be obtained by contacting our Investor Relations Department at 205-326-7090 or by visiting the Investor Relations section of our web site at www.regions.com.

If you have already received and voted your proxy, please disregard this letter. We thank you for your interest in Regions and for taking the time to vote.

Sincerely,



Samuel E. Upchurch, Jr.
Corporate Secretary
Regions Financial Corporation